Patrick M. Fahey Chairman and CEO Frontier Financial Corporation 425-514-0700

NEWS RELEASE

For release November 30, 2009

SECURITIES CLASS ACTION LAWSUIT AGAINST
FRONTIER FINANCIAL CORPORATION DISMISSED

EVERETT, WA – November 30, 2009 –  Frontier Financial Corporation (NASDAQ: FTBK), the parent company of Frontier Bank, announced today that the putative shareholders’ class action lawsuit that was filed in the Superior Court of Washington, Snohomish County, on August 20, 2009, against Frontier, its directors and SP Acquisition Holdings, Inc., was dismissed with prejudice on November 24, 2009.

About Frontier

Frontier Financial Corporation is a Washington-based financial holding company, providing financial services through its commercial bank subsidiary, Frontier Bank, since 1978.  Frontier Bank offers a wide range of banking and financial services to businesses and individuals in its market area, including trust, cash management, and investment and insurance products.  Frontier operates 47 offices in Clallam, Jefferson, King, Kitsap, Pierce, Skagit, Snohomish, Thurston, Whatcom counties in Washington and 3 offices in Oregon.  Additional information regarding Frontier Bank and its services can be found at the bank’s website:  www.frontierbank.com.

This press release includes forward-looking statements and Frontier Financial Corporation intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements describe Frontier Financial Corporation’s expectations regarding future events.  Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely.  Additional information regarding risks and uncertainties is included in Frontier Financial Corporation’s periodic filings on Forms 10-K and 10-Q with the Securities and Exchange Commission.  Frontier Financial Corporation undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.